Exhibit 10.1

May 4, 2022

Bull Horn Holdings Corp.

801 S. Pointe Drive, Suite TH-1

Miami Beach, Florida 33139
Attn: Robert Striar, Chief Executive Officer

Ladies and Gentlemen:

Reference is hereby made to that certain Underwriting Agreement, dated October 29, 2020 (the “Underwriting Agreement”), by and between Bull Horn Holdings Corp., a British Virgin Islands business company (the “Company”), and Imperial Capital, LLC (“Imperial”), representative of the several underwriters, including Imperial, I-Bankers Securities, Inc. and Northland Securities, Inc. (the “Underwriters”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Underwriting Agreement.

Pursuant to Section 2 of the Underwriting Agreement, the Company has previously deposited $0.30 per Unit sold in the Company’s initial public offering (for a total of $2,250,000) in the Trust Account as the Deferred Discount, which amount is payable to the Underwriters upon the consummation by the Company of an initial business combination through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Original Fee”).

This letter agreement (the “Agreement”) confirms the agreement between the parties that the Underwriters will receive upon the closing of the proposed business combination with Coeptis Therapeutics, Inc., a Delaware corporation, in lieu of the Original Fee, an amount equal to an aggregate of $500,000 (the “Revised Fee”). Each Underwriter will receive a proportionate amount of the Revised Fee equal to its pro rata share of the number of initial public offering Units set forth opposite its name in Schedule I to the Underwriting Agreement. For the avoidance of doubt, following the payment to the Underwriters of the Revised Fee, no further payments will be due to the Underwriters by the Company for any services rendered pursuant to the Underwriting Agreement.

Each of the Underwriters hereby irrevocably agrees, acknowledges, waives and releases, as the case may be, on behalf of itself and on behalf of each of its respective representatives, agents, attorneys, employees, predecessors, successors, permitted assigns and all persons acting by, through or in concert with them in connection with the Company’s initial public offering, any right to receive any fee other than the Revised Fee from the Company.

Except as set forth herein, the terms and conditions of the existing Underwriting Agreement shall remain in full force and effect.

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Please acknowledge your agreement and acceptance to the foregoing by signing below and returning it to the undersigned at your earliest convenience.

Very truly yours,

Imperial Capital, LLC

By:	/s/ Christopher Shepard
	Name:	Christopher Shepard
	Title:	EVP, Co-Head of Investment Banking

I-Bankers Securities, Inc.

By:	/s/ Matthew J. McCloskey
	Name:	Matthew J. McCloskey
	Title:	Head of ECM

Northland Securities, Inc.

By:	/s/ Adam B. Connors
	Name:	Adam B. Connors
	Title:	Managing Director, Investment Banking

Accepted and agreed to as of May 4, 2022:

BULL HORN HOLDINGS CORP.

/s/ Robert Striar
Name:	Robert Striar
Title:	Chief Executive Officer

[Signature Page to Side Letter Agreement]